UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

Rexahn Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 268-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RNN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

Rexahn Pharmaceuticals, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) on June 6, 2019. Set forth below are the two proposals that were voted on at the Annual Meeting and the shareholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2019.

On the record date for the Annual Meeting, there were 4,019,141 shares of Company common stock issued, outstanding and entitled to vote. Shareholders holding 2,898,926 shares of Company common stock were present in person or represented by proxy at the Annual Meeting.

Proposal 1 – The seven nominees named in the definitive proxy statement were elected to serve as directors for a one-year term expiring at the Company’s 2020 Annual Meeting of Shareholders. The voting results with respect to each nominee were as follows:

Director	For	Withhold	Broker Non-Votes
Charles Beever	446,331	86,786	2,365,809
Peter Brandt	445,231	87,886	2,365,809
Kwang Soo Cheong	445,954	87,163	2,365,809
Ben Gil Price	447,705	85,412	2,365,809
Richard J. Rodgers	448,150	84,967	2,365,809
Lara Sullivan	449,060	84,057	2,365,809
Douglas J. Swirsky	447,193	85,924	2,365,809

Proposal 2 – The appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019 was ratified by a majority of the votes cast. The voting results are as follows:

For	Against	Abstain
2,727,259	126,138	45,529

There were no broker non-votes for Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: June 7, 2019	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer